UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2026
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.
On August 10, 2026, the Board of Directors (the “Board”) of Group 1 Automotive, Inc., a Delaware corporation (“the Company”), appointed David C. Kimbell to the Board and expanded the Board’s membership to ten directors. The Board also appointed Mr. Kimbell to serve as a member of the Audit Committee of the Board. There are no understandings or arrangements between Mr. Kimbell or any other person pursuant to which Mr. Kimbell was selected to serve as a director of the Board. There are no relationships between Mr. Kimbell and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Mr. Kimbell will receive compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 2, 2026. With respect to the equity compensation award portion of his Board retainer, on August 10, 2026, Mr. Kimbell received a pro-rata award of restricted stock units valued at $88,657 (pro-rated from $225,000) pursuant to the Company’s 2024 Incentive Compensation Plan, as amended. Restricted stock units awarded to non-employee directors are fully vested immediately upon issuance. The restricted stock units settle on the date of the director’s separation from service, as defined in Section 409A of the Internal Revenue Code, as amended, and will be settled in a lump sum cash payment.
In connection with his appointment to the Board, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Kimbell, pursuant to which the Company will agree to indemnify Mr. Kimbell, under the circumstances and to the extent provided for therein, for actions taken in his capacity as a director of the Company to the fullest extent permitted by Delaware law and to advance certain expenses and costs incurred by him. The foregoing description is qualified in its entirety by reference to the full and complete text of the Indemnification Agreement, a form of which is attached as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.
Item 7.01     Regulation FD Disclosure.
On August 11, 2026, the Company issued a press release announcing Mr. Kimbell’s appointment to the Board, effective August 10, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.
As provided in General Instruction B.2. of Form 8-K, the information in the press release attached as Exhibit 99.1 and incorporated by reference in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01    Other Events.
On August 11, 2026, the Company announced that its Board approved a cash dividend of $0.55 per share, payable on September 15, 2026, to stockholders of record as of September 1, 2026.
A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Group 1 Automotive, Inc., dated as of August 11, 2026.
99.2	Press release of Group 1 Automotive, Inc., dated as of August 11, 2026.
10.1	Form of Indemnification Agreement of Group 1 Automotive, Inc. (incorporated by reference to Exhibit 10.1 of Group 1 Automotive, Inc.’s Form 8-K (File No. 001-13461) filed November 13, 2007).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	August 11, 2026	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President